Exhibit 99.1

Minerva Neurosciences Announces Listing Transfer to Nasdaq Capital Market

BURLINGTON, Mass. – September 9, 2022 – (Globe Newswire) Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system (CNS) disorders, today reported a listing transfer from The Nasdaq Global Market to The Nasdaq Capital Market.

The Company announced today that it received confirmation from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s application to transfer its common stock from The Nasdaq Global Market to The Nasdaq Capital Market, as allowed under Listing Rule 5810(c)(3)(A), had been approved.

The Company’s common stock will begin trading on The Nasdaq Capital Market effective at the start of trading on September 12, 2022. The Company’s common stock will continue to trade under the symbol “NERV” and trading of its common stock will be unaffected by this transfer. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. All companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards. Upon transfer to The Nasdaq Capital Market, the Company will meet all of the continued listing criteria of The Nasdaq Capital Market.

As previously disclosed, on March 8, 2022, the Company received a notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum net equity requirement of $10.0 million under the Nasdaq Listing Rules. The Company was granted a 180-day compliance period to regain compliance with the net equity requirement.

Nasdaq’s decision to approve the Company’s application to transfer to The Nasdaq Capital Market was based on the Company meeting the listing requirements of The Nasdaq Capital Market.

About Minerva Neurosciences

Minerva Neurosciences, Inc. (Nasdaq: NERV) is a clinical-stage biopharmaceutical company focused on developing product candidates to treat central nervous system (CNS) diseases. Our goal is to transform the lives of patients with improved therapeutic options. Minerva’s portfolio of compounds includes roluperidone (MIN-101), in clinical development for negative symptoms of schizophrenia, and MIN-301 for Parkinson’s disease. For more information, please visit our website.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include, but not limited to, statements herein relating to the expected impact of the transfer of the listing of the Company’s common stock to The Nasdaq Capital Market. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, market reaction to the transfer of the listing of the Company’s common stock to The Nasdaq Capital Market; whether and when, if at all, the Company’s NDA for roluperidone, if successfully submitted, will be approved by the U.S. Food and Drug Administration; whether roluperidone will be successfully marketed if approved; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. Other factors that may cause our actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 9, 2022. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statements, except as required by law.

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For more information:

Investor inquiries:	Media inquiries:
Fred Ahlholm	Helen Shik
CFO, Minerva Neurosciences	Principal, Shik Communications LLC
info@minervaneurosciences.com	helen@shikcommunications.com